Exhibit 99.1

Whitehawk Therapeutics Expands ADC Pipeline with New Option Agreement for Use of CPT113 Linker-Payload

Agreement with Hangzhou DAC Provides Option for Up to Five New, Internally Developed ADC Programs, Including Dual-Payload Variations

Hangzhou DAC’s DXC006 Data at ASCO Reinforce Conviction for CPT113, a Core Technology of Whitehawk’s ADC Platform

Phase 1 Dose-Escalation Trials of HWK-007 and HWK-016 are Currently Enrolling; HWK-007 Trials-in-Progress Poster to be Presented at ASCO

MORRISTOWN, NJ, May 21, 2026 /PRNewswire/ — Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved antibody drug conjugate (ADC) cancer treatments, today announced it entered into a new option agreement with Hangzhou DAC for access to CPT113 for use in up to five additional ADC programs. Whitehawk’s ADC platform leverages CPT113 as the core linker-payload technology, adding its own proprietary Carbon Bridge Cysteine Re-pairing (CBCR) bioconjugation process to support improved stability and therapeutic index.

Per the terms of the option agreement, Whitehawk will select targets and source antibodies, while retaining global rights and full program control for the new ADC programs. Whitehawk anticipates submitting Investigational New Drug (IND) applications for multiple new programs over the next 12-24 months.

“This option agreement reflects our conviction in CPT113 as the core linker-payload foundation of our ADC platform, supported both by increasing external validation and by what we are seeing in our own existing programs. By layering on our proprietary CBCR bioconjugation process, we believe we further enhance ADC stability to deliver potential best-in-class ADCs,” said Dave Lennon, PhD, President and Chief Executive Officer of Whitehawk Therapeutics. “With HWK-007 and HWK-016 enrolling, and an IND for HWK-206 anticipated mid-year, we are building execution momentum across our portfolio. We now have the opportunity to further scale our pipeline and advance novel ADC programs toward the clinic in the next 12-24 months.”

External Programs Validate CPT113 Linker-Payload Technology

Hangzhou DAC’s DXC006 is a CD56-directed ADC that utilizes CPT113. DXC006 is being evaluated in first-in-human Phase 1 dose escalation/expansion study in China (NCT06224855) in solid tumor populations, including small-cell lung cancer (SCLC), non-small cell lung cancer (NSCLC) and neuroendocrine neoplasms. Data from DXC006 were accepted for oral presentation at the American Society of Clinical Oncology Annual Meeting (ASCO). The abstract points to this highly potent linker-payload translating to clinical activity and a favorable safety profile characterized by an absence of key safety concerns typically associated with a Top1i class. These abstract data were as of December 26, 2025.

Separately, at the American Association for Cancer Research (AACR) Annual Meeting, Johnson & Johnson disclosed JNJ-95437446, an amivantamab-based EGFR/MET ADC that uses CPT113. In the poster, JNJ-95437446 reported preclinical findings that support its ongoing Phase 1 clinical development (NCT07107230).

Whitehawk’s ADC platform builds on the CPT113 linker-payload technology with its proprietary CBCR bioconjugation process. Based on key nonclinical measures, Whitehawk’s CBCR-based ADC platform has demonstrated higher Drug-to-Antibody Ratio (DAR) and improved therapeutic index compared to DXC006. Whitehawk recently reported comprehensive preclinical data for its existing pipeline programs at AACR.

Whitehawk’s Clinical Pipeline

Phase 1 trials for PTK7-directed HWK-007 and MUC16-directed HWK-016 are advancing through dose-escalation, with data expected in the first half of 2027. Based on non-clinical modeling, both programs’ starting dose is expected to be above the anticipated minimally effective dose.

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HWK-007 completed the first dose cohort at 2 mg/kg and is enrolling the second cohort at 4 mg/kg. HWK-007 is being evaluated in patients with non-squamous, EGFR wild-type non-small cell lung cancer; platinum-resistant ovarian cancer; and endometrial cancer (NCT07444814). The design of this Phase 1 study will be presented during a Trials-in-Progress poster at ASCO.

•	Title: A phase 1 study of HWK-007, a next-generation, protein tyrosine kinase 7 (PTK7)-targeted antibody-drug conjugate (ADC), in patients with advanced solid tumors

•	Date & Time: May 30, 2026, 1:30-4:30 PM CDT

•	Poster: 292b

•	HWK-016 is enrolling the first dose cohort at 2.5 mg/kg. HWK-016 is being evaluated in patients with advanced ovarian and endometrial cancers (NCT07470853).

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk’s advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn. Any references to the Company’s website or other online resources are provided solely for convenience and are not incorporated by reference into this press release. Investors should rely only on the information contained in this press release and the Company’s filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, the anticipated timing of the Company’s development of the new programs under its option agreement with Hangzhou DAC, including the expected submission of Investigational New Drug applications for multiple new programs over the next 12-24 months; anticipated timing of initial Phase 1 data from clinical trials for HWK-007 and HWK-016 in 1H 2027 and expectations with respect to both programs’ starting dose; statements relating to expectations regarding the beneficial characteristics, optimized ADC design features, safety, efficacy, and therapeutic effects of the Company’s portfolio, including expected enhanced ADC stability to deliver potential best-in-class ADCs; and the sufficiency of the Company’s existing capital resources and the expected timeframe to fund its future operating expenses and capital expenditure requirements. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the Company’s portfolio, including failure to demonstrate the efficacy of the such portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption “Item 1A. Risk Factors,” and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com